Exhibit 99.3

NEWS RELEASE

For Immediate Release
Contact: Ysabel Bilbao, (208) 989-8855

GRAND VIEW, Idaho – The initial investigation has started to determine what caused an explosion at US Ecology in Grand View, Idaho Saturday morning.

Agencies on site today include the US Ecology executive team, the Environmental Protection Agency’s (EPA) Boise Team, and OSHA. Both internal and external investigations are being conducted.

“Today is an exceptionally hard day for our team. As we mourn the loss of one of our own, we are also moving forward to try and figure out exactly what happened. US Ecology is committed to finding the cause and working closely with the agencies and teams on site to ensure a thorough investigation,” Chairman and Chief Executive Officer Jeff Feeler said. “This is a tragedy that affects not only our team but the entire community. There hasn’t been a moment that’s gone by that we haven’t thought about Alex, his family, and the crews who were working yesterday. Together we will rally and continue to be a strong team and community.”

Monte “Alex” Green, 48, is a resident of Grand View, Idaho. Green passed away after sustaining injuries during an accident at the US Ecology site. Green has been a valued member of the US Ecology team since 2014.

###